Exhibit 99.1

McEWEN MINING Q3 2014

OPERATING & FINANCIAL RESULTS

 (All Amounts in US Dollars Unless Otherwise Stated)

TORONTO, ONTARIO - (November 10, 2014) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) reports its operating and financial results for Q3 2014 as well as guidance for Q4 2014 and preliminary guidance for full-year 2015. Amid the tough gold market and the poor performance of El Gallo 1 in Q3 we had several bright spots. The good news is: We have reached the high-grade zone at El Gallo and expect to be delivering significantly better results in Q4 and continuing through 2015 and 2016. Our cash and liquid assets are $19 million at September 30, 2014, and we have received a VAT refund from the Mexican government for $5 million, with $11 million still owing. In addition, Los Azules is freed of the back-in right, thus making this large copper asset more attractive and marketable to potential joint venture partners and investors.

Rob McEwen, chief owner comments on the Gold market: “Ouch, this really hurts! What an incredibly ugly market and share price. Thankfully it feels like we are close to the bottom with lots of upside ahead. During my career, I have experienced four vicious price corrections in the precious metal markets, and every one has been followed by an explosive upward surge in the share prices of precious metal companies. I believe the current market represents an outstanding time to buy our shares and those of other gold producers and explorers.”

The table below provides Q3 2014 production and cost per ounce results along with projections of such for 2014 and 2015.

Q3 2014 Results & Future Guidance

	2015 Guidance	2014 Guidance	Q4 2014 Guidance	Q3 2014 Results
Corporate Total
Gold equivalent produced (oz)*(1)(2)	145,000	135,000	41,200	30,642
Gold equivalent total cash cost **(US$/oz)	$750	$900	$940	$1,009
Gold equivalent co-product all-in sustaining cash cost** (US$/oz)(3)	$1,050	$1,275	$1,200	$1,448
San José Mine - 49%***
Gold equivalent produced (oz)(1)(2)	97,500	97,500	28,000	23,811
Gold equivalent total cash cost (US$/oz)	$750	$825	$800	$873
Gold equivalent co-product all-in sustaining cash cost (US$/oz)(3)	$1,100	$1,125	$1,125	$1,217
El Gallo 1 Mine
El Gallo 1 Mine Average grade gold (gpt)	2.6	1.3	1.8	1.1
Gold equivalent produced (oz)(1)(2)	50,000	37,500	13,200	6,831
Gold equivalent total cash cost (US$/oz)	$550	$1,000	$1,050	$1,367
Gold equivalent co-product all-in sustaining cash cost (US$/oz)(3)	$750	$1,250	$1,150	$1,730

See notes below.

McEwen Mining Inc. – November 10, 2014	Page 1

Financials - Net loss of $13 million or ($0.04) per share in Q3 2014. This is down from Q3 2013 when the Company earned $3.3 million or $0.01 per share.

For the financial statements and MD&A click here.

For detailed production and cost information on San José and El Gallo 1 click here.

For information on El Gallo 2, Los Azules and Gold Bar click here.

Q3 2014 Conference Call Details

McEwen Mining will be hosting a conference call to discuss the Q3 2014, results and project developments on Monday November 10, 2014 11 am EST

WEBCAST:

http://www.gowebcasting.com/lobby/6085

TELEPHONE:

Participant dial-in number(s): 647-788-4922 / 877-291-4570

Conference ID: 15923912

REPLAY:
Dial-in number(s): 416-621-4642 / 800-585-8367
Conference ID: 15923912

Notes for above table:

* Gold equivalent calculated by converting silver into gold using a 60:1 exchange ratio. In 2013, 52:1 exchange ratio was used to calculate gold equivalent production and costs. Figures from 2013, including total cash costs, all-in sustaining costs, and all-in costs on a per gold equivalent ounce basis, have been adjusted to 60:1 for comparison purposes.

** Total cash costs, all-in sustaining costs, and all-in costs are financial performance measures with no standardized definition under generally accepted accounting principles in the United States of America (“Non-GAAP measure”). See “Cautionary Note Regarding Non-GAAP Measures” for additional information.

***McEwen Mining holds a 49% attributable interest in the San José mine.

1.              Gold eq oz = Gold equivalent ounces

2.              The Company calculates gold equivalent ounces at a Ag:Au ratio of 60:1

3.              Including corporate general and administrative expenses.

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by creating a profitable gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo complex in Sinaloa, Mexico; the Gold Bar project in Nevada, US; the Los Azules project in San Juan, Argentina. McEwen Mining has 308.1 million shares fully diluted at November 10, 2014. Rob McEwen, Chairman, and Chief Owner, owns 25% of the shares of the Company.

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TECHNICAL INFORMATION

This news release and the company and project information that is linked above has been reviewed and approved by William Faust, PE, McEwen Mining’s Chief Operating Officer, who is a Qualified Person as defined by National Instrument 43-101 (“NI 43-101).

El Gallo: for additional information about the El Gallo complex see the technical report titled “Resource Estimate for the El Gallo Complex, Sinaloa State, Mexico” dated August 30, 2013 with an effective date of June 30, 2013, prepared by John Read, C.P.G., and Luke Willis, P. Geo. Mr. Read and Mr. Willis are not considered independent of the Company as defined by NI 43-101 Gold Bar: For information about the Gold Bar project see the technical report titled “NI 43-101 Technical Report on Resources and Reserves Gold Bar Project, Eureka County, Nevada” dated February 24, 2012 with an effective date of November 28, 2011, prepared by J. Pennington, C.P.G., MSc., Frank Daviess, MAusIMM, Registered SME, Eric Olin, MBA, RM-SME, MSc, Herb Osborn, P.E, Joanna Poeck, MMSA, B. Eng., Kent Hartley P.E. Mining, SME, BSc, Mike Levy, P.E, P.G, MSc., Evan Nikirk, P. E., Mark Allan Willow, M.Sc, C.E.M. and Neal Rigby, CEng, MIMMM, PhD, all of whom are qualified persons and all of whom are independent of McEwen Mining, each as defined by NI 43-101. San José: for additional information about the San José mine see the technical report titled “Technical Report on San José Silver-Gold Mine, Santa Cruz, Argentina” dated August 15, 2014 with an effective date of December 31 2013, prepared by Eugene Puritch, P.Eng., David Burga, P.Geo., Alfred Hayden, P.Eng., James L. Pearson, P.Eng., and Fred H. Brown, P.Geo., James K. Duff, P.Geo.,  all of whom are qualified persons and all of whom except James K. Duff, are independent of McEwen Mining, each as defined by NI 43-101.

The foregoing news release and technical report are available under the Corporation’s profile on SEDAR (www.sedar.com).

There are significant risks and uncertainty associated with commencing production or changing production plans without a feasibility, pre-feasibility or scoping study. The expansion to El Gallo 1 has not and may not be explored, developed or analyzed in sufficient detail to complete an independent feasibility or pre-feasibility study. Further, although the subject of a 2012 feasibility study, the Company does not have a current feasibility study on the El Gallo 2 project. As such, each of the foregoing may ultimately be determined to lack one or more geological, engineering, legal, operating, economic, social, environmental, and other relevant factors reasonably required to serve as the basis for a final decision to complete the expansion or construction of all or part of these projects.

RELIABILITY OF INFORMATION REGARDING THE SAN JOSÉ MINE

Minera Santa Cruz S.A., the owner of the San José mine, is responsible for and has supplied to the Company all reported results from the San José mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

CAUTIONARY NOTE REGARDING NON-GAAP MEASURES

In this report, we have provided information prepared or calculated according to U.S. GAAP, as well as provided some non-U.S. GAAP (“non-GAAP”) performance measures.  Because the non-GAAP performance measures do not have any standardized meaning prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies.

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(1) Total Cash Costs and All-in Sustaining

Total cash costs consist of mining, processing, on-site general and administrative costs, community and permitting costs related to current explorations, royalty costs, refining and treatment charges (for both doré and concentrate products), sales costs, export taxes and operational stripping costs.  All-in sustaining cash costs consist of total cash costs (as described above), plus environmental rehabilitation costs, mine site exploration and development costs, and sustaining capital expenditures. In order to arrive at our consolidated all-in sustaining costs, we also include corporate general and administrative expenses. Depreciation is excluded from both total cash costs and all-in sustaining cash costs.  Total cash cost and all-in sustaining cash cost per ounce sold are calculated on a co-product basis by dividing the respective proportionate share of the total cash costs and all-in sustaining cash costs for the period attributable to each metal by the ounces of each respective metal sold. We use and report these measures to provide additional information regarding operational efficiencies both on a consolidated and an individual mine basis, and believe these measures provide investors and analysts with useful information about our underlying costs of operations. A reconciliation to the nearest U.S. GAAP measure is provided in McEwen Mining’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

(2) Adjusted net income (loss)

Adjusted net income (loss) excludes the following items from net income (loss): impairment charges, net of tax; foreign currency gains and losses, including the impact of the devaluation Argentine peso relative to the U.S. dollar; other non-recurring items, if applicable.  We use and report this measure because we believe it provides investors and analysts with a useful measure of the underlying operating performance of our core mining business. A reconciliation to the nearest U.S. GAAP measure is provided in McEwen Mining’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

CAUTIONARY NOTE TO US INVESTORS REGARDING RESOURCE ESTIMATION

McEwen Mining prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements, which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements

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and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation (including ongoing inquiries by regulatory agencies), the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Sheena Scotland	Mailing Address
Director, Investor Relations	150 King Street West
Tel: (647) 258-0395 ext 410	Suite 2800,P.O. Box 24
Toll Free: (866) 441-0690	Toronto, Ontario, Canada
Fax: (647) 258-0408	M5H 1J9
E-mail: info@mcewenmining.com
Facebook: facebook.com/mcewenrob
Twitter: twitter.com/mcewenmining

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